Independent Auditors' Consent


The Boards of Directors
American Century Capital Preservation Fund, Inc.
American Century Capital Preservation Fund II, Inc.

We consent to the use of our reports incorporated herein by reference and the reference to our Firm under the headings "COMPARISON OF CERTAIN INFORMATION REGARDING THE FUNDS" and "FINANCIAL STATEMENTS" in the Prospectus contained in Part A of the combined Prospectus/Proxy Statement on Form N-14.


/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP


Kansas City, Missouri

April 25, 1997